Exhibit 99.1

FOR IMMEDIATE RELEASE

Internap Reports 2006 Financial Results

▪	Record revenues for Q4 2006 of $49.0 million and $181.4 million for 2006
▪
Net Income of $2.2 million for Q4 2006 (including stock-based compensation expense of $1.2 million) compared with a Net Loss of $0.2 million for Q4 2005 (not including stock-based compensation expense)

▪	Net Income of $3.7 million for 2006 (including stock-based compensation expense of $5.9 million) compared with a Net Loss of $4.9 million for 2005 (not including stock-based compensation expense)
▪	Adjusted EBITDA[1] for Q4 2006 of $7.2 million and $25.0 million for 2006
▪	Raises Revenue and Adjusted EBITDA Guidance for the Year 2007

ATLANTA, GA - March 1, 2007— Internap Network Services Corporation (NASDAQ: INAP), a leading provider of performance-based routing services for IP networks, today reported financial results for the year ended December 31, 2006.

For the fourth quarter of 2006, revenues totaled $49.0 million, an increase of 22% compared to the fourth quarter of 2005. Revenues for 2006 increased to $181.4 million, an increase of 18% compared to 2005.

Net income for the fourth quarter of 2006, on a generally accepted accounting principles (GAAP) basis, was $2.2 million, or $0.06 per diluted share. This net income includes a non-cash charge for stock-based compensation expense of $1.2 million, or $0.03 per diluted share, pursuant to the adoption of SFAS No. 123R in the first quarter of 2006. GAAP net income for the fourth quarter of 2006 compares to a net loss on a GAAP basis of $(0.2 million) for the fourth quarter of 2005.

Net income for 2006, on a GAAP basis, was $3.7 million, or $0.10 per diluted share. This net income includes a non-cash charge for stock-based compensation expense of $5.9 million, or $0.16 per diluted share, pursuant to the adoption of SFAS No. 123R in the first quarter of 2006. GAAP net income for 2006 compares to a net loss on a GAAP basis of $(5.0 million), or $(0.15) per basic and diluted share for 2005.

Normalized net income1 and normalized net income per diluted share1, which exclude the impact of stock-based compensation, were $9.6 million and $0.28, respectively, for 2006.

Adjusted gross margin1 was 46.3% for the fourth quarter of 2006, compared to 46.0% for the fourth quarter of 2005, and was 46.0% for 2006, compared to 46.3% for 2005.

The Company reported adjusted EBITDA1 of $25.0 million (GAAP net income of $3.7 million) for 2006, an increase of $14.3 million from 2005. The Company also reported cash, cash equivalents and investments in marketable securities at December 31, 2006 of $58.9 million, an increase of $18.4 million from the end of 2005.

“2006 was a remarkable year for Internap during which time we significantly improved our financial health by fixing the fundamentals of the business, resulting in record revenues of $181.4 million, strong profitability and an improved balance sheet,” said James P. DeBlasio, chief executive officer of Internap. “Our traction with high-growth customers is evidence that Internap has become the provider of choice for mission-critical Internet businesses.”

“We have strong momentum heading into 2007 as we are poised to accelerate the Company’s growth by providing value-added solutions that go beyond delivering the industry's best network performance. We can help customers monetize their rich media content via subscription, pay-per view or targeted ad solutions and for the first time Internap can capitalize on the growing streaming media market while maintaining the industry’s only 100% uptime guarantee,” concluded DeBlasio.

Internap ended the year with 2,278 customers under contract, adding 43 new customers in the fourth quarter on a net basis.

2007 Full Year Guidance
▪	Full year 2007 revenue guidance of 30% for 2007, which includes the acquisition of VitalStream Holdings, Inc.;
▪	Full year adjusted EBITDA is expected to be in the range of $34 to $37 million;
▪	Full year expected adjusted gross margin to be approximately 50%; and
▪	Capital expenditures are expected in the range of $15 - $20 million.

Conference Call Information:
Internap’s year-end and fourth quarter 2006 teleconference will be held today beginning at 5:00 p.m. EST. The dial-in numbers are 866-713-8307 using the passcode 39273962 for domestic callers, and 617-597-5307 using the passcode 39273962 for international participants. The simultaneous web cast will be available from the Investor Relations section of the Website at: http://www.internap.com/investor/presentations/page1294.html

Internap will provide a replay of the teleconference on its Website. A replay will be available from March 1st at 7:00 p.m. EST through March 8th at 888-286-8010 using the replay code 91918396 and international dial-in at 617-801-6888 using the replay code 91918396.

1 Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled “Reconciliation of Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” and “Reconciliation of Gross Margin to Adjusted Gross Margin.” This information is also available on our Web Site under the Investor Services heading.

About Internap
Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Web. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize the performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers multiple Internet backbones as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,275 customers, including Fortune 1000 and mid-tier enterprises in the financial services, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Canada, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Our reported GAAP-based results are negatively affected by the implementation of new accounting rules related to the expensing of stock options, which commenced in 2006. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; the ability to successfully integrate the operations of Internap and VitalStream; our ability to protect our intellectual property; claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap and the Internap logo are trademarks of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
(404) 302-9721	(404) 302-9841
lcampbell@internap.com	albrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$45,591	$24,434
Short-term investments in marketable securities	13,291	16,060
Accounts receivable, net of allowance of $888 and $963,respectively	20,282	19,128
Inventory	474	779
Prepaid expenses and other assets	3,818	2,741

Total current assets	83,456	63,142

Property and equipment, net of accumulated depreciation of $151,269 and $143,686, respectively	47,493	50,072
Investments	2,135	1,999
Intangible assets, net of accumulated amortization of $18,644 and $18,100, respectively	1,785	2,329
Goodwill	36,314	36,314
Deposits and other assets	2,519	1,513

Total assets	$173,702	$155,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,375	$4,375
Accounts payable	8,776	5,766
Accrued liabilities	8,689	7,267
Deferred revenue, current portion	3,260	2,737
Capital lease obligations, current portion	347	559
Restructuring liability, current portion	1,400	1,202
Other current liabilities	84	-

Total current liabilities	26,931	21,906

Notes payable, less current portion	3,281	7,656
Deferred revenue, less current portion	1,080	533
Capital lease obligations, less current portion	83	247
Restructuring liability, less current portion	3,384	5,075
Deferred rent	11,432	9,185
Other long-term liabilities	986	1,039

Total liabilities	47,177	45,641

Commitments and Contingencies

Stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 60,000 shares authorized, 35,901 and 34,168 shares issued and outstanding, respectively	36	34
Additional paid-in capital	982,624	970,221
Deferred stock compensation	--	(420)
Accumulated deficit	(856,455)	(860,112)
Accumulated items of other comprehensive income	320	5

Total stockholders' equity	126,525	109,728

Total liabilities and stockholders' equity	$173,702	$155,369

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31,
	2006	2005	2004

Revenue	$181,375	$153,717	$144,546

Costs and expense:
Direct cost of revenue, exclusive of depreciation and amortization, shown below	97,854	82,535	77,569
Direct cost of customer support	11,566	10,670	10,180
Product development	4,475	4,864	6,412
Sales and marketing	27,173	25,864	23,411
General and administrative	22,105	20,096	24,772
Depreciation and amortization	15,856	14,737	15,461
Asset impairment and restructuring	322	44	3,644
Amortization of deferred stock compensation	-	60	-
Gain on disposals of property and equipment	(113)	(19)	(3)

Total operating costs and expense	179,238	158,851	161,446

Income (loss) from operations	2,137	(5,134)	(16,900)

Non-operating (income) expense:
Interest expense	883	1,373	1,981
Interest income	(2,305)	(1,284)	(665)
Other, net	(129)	(176)	(544)

Total non-operating (income) expense	(1,551)	(87)	772

Net income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	3,688	(5,047)	(17,672)

Provision for income taxes	145	-	-
Equity in (earnings) loss of equity-method investment, net of taxes	(114)	(83)	390

Net income (loss)	$3,657	$(4,964)	$(18,062)

Net income (loss) per share:
Basic	$0.11	$(0.15)	$(0.63)
Diluted	$0.10	$(0.15)	$(0.63)

Weighted average shares used in per share calculations
Basic	34,748	33,939	28,732
Diluted	35,714	33,939	28,732

* Includes the following amounts related to stock-based compensation
Direct cost of customer support	$1,103	$-	$-
Product development	627	-	-
Sales and marketing	2,145	-	-
General and administrative	2,067	75	-
Total	$5,942	$75	$-

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2006	2005	2004

Cash flows from operating activities:
Net income (loss)	$3,657	$(4,964)	$(18,062)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,372	15,314	16,040
Gain on disposal of property and equipment, net	(113)	(19)	(3)
Provision for doubtful accounts	548	1,431	2,415
Equity in (earnings) loss of equity-method investment	(114)	(83)	390
Non-cash changes in deferred rent	2,247	2,690	879
Stock-based compensation expense	5,942	75	-
Asset impairment	319	-	-
Lease incentives	-	713	-
Non-cash interest expense on capital lease Obligations	-	-	904
Other, net	(12)	(44)	176
Changes in operating assets and liabilities:
Accounts receivable	(1,702)	(3,616)	(3,771)
Inventory, prepaid expense and other Assets	(1,778)	(170)	1,633
Accounts payable	3,010	(5,433)	851
Accrued liabilities	1,027	805	(1,316)
Deferred revenue	1,070	1,023	(1,743)
Accrued restructuring	(1,493)	(1,876)	457

Net cash flows provided by (used in) operating activities	28,980	5,846	(1,150)

Cash flows from investing activities:
Purchases of investments in marketable Securities	(17,427)	(18,710)	(16,753)
Maturities of marketable securities	20,277	19,350	-
Purchases of property and equipment	(13,382)	(10,161)	(13,066)
Proceeds from disposal of property and Equipment	133	17	51
Reduction of restricted cash	-	76	49
Other, net	224	(353)	60

Net cash flows (used in) provided by investing activities	(10,175)	(9,781)	(29,659)

INTERNAP NETWORK SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In thousands)

	Year Ended December 31,
	2006	2005	2004

Cash flows from financing activities:
Change in revolving credit facility	-	-	(8,392)
Proceeds from note payable	-	-	17,500
Principal payments on notes payable	(4,375)	(6,483)	(4,051)
Payments on capital lease obligations	(538)	(512)	(20,289)
Proceeds from issuance of common stock, net of issuance costs	-	-	55,932
Proceeds from exercise of stock options, employee stock purchase plan, and warrants	7,235	1,471	5,047
Other, net	30	70	-

Net cash flows provided by (used in) financing activities	2,352	(5,454)	45,747

Net increase (decrease) in cash and cash equivalents	21,157	(9,389)	14,938
Cash and cash equivalents at beginning of period	24,434	33,823	18,885

Cash and cash equivalents at end of period	$45,591	$24,434	$33,823

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is net income (loss). The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding.

We define non-GAAP measures as follows:

•	Adjusted EBITDA is net income (loss) plus stock based compensation, depreciation and amortization, asset impairment and restructuring, income taxes and interest expense less interest income

•	Normalized net income (loss) is net income (loss) plus stock-based compensation

•	Normalized diluted shares are diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method

•	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares

•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in or associated with cost of sales.

•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the Reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and impairment to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate to differences between actual costs incurred and estimates of liabilities incurred during the implementation of restructuring plans and impairment costs relate to the Company’s write-down of certain costs that were capitalized during the development of software to be used internally. Management believes that such restructuring and impairment charges were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. However, the inclusion of stock-based compensation in the current period operating results due to the adoption of SFAS No. 123R effective January 1, 2006 makes comparisons to prior period results more difficult. Therefore we believe that supplementing GAAP net income (loss) and net income (loss) per share information by providing normalized net income (loss) and normalized net income (loss) per share for those periods, excluding the effect of stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network and sales is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network and sales. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

A reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	2006	2005
Net income (loss) (GAAP)	$3,657	$(4,964)
Stock-based compensation expense	5,942	75
Depreciation and amortization, including depreciation and amortization included in direct cost of network and sales	16,372	15,314
Asset impairment and restructuring	322	44
Income taxes	145	--
Interest (income) expense, net	(1,422)	89
Adjusted EBITDA (non-GAAP)	$25,016	$10,558

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) AND BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the fiscal periods indicated is as follows (in thousands, except per share data):

	2006	2005
Net income (loss) (GAAP)	$3,657	$(4,964)
Stock-based compensation expense	5,942	75
Normalized net income (non-GAAP)	$9,599	$(4,889)

Shares used in per share calculation:
Basic (GAAP)	34,748	33,939
Diluted (GAAP)	35,714	33,939
Less dilutive effect of SFAS No. 123R under the treasury stock method:	(958)	--
Normalized diluted shares (non-GAAP)	34,756	33,939

GAAP earnings per share:
Basic	$0.11	$(0.15)
Diluted	$0.10	$(0.15)

Normalized net income per share (non-GAAP):
Basic	$0.28	$(0.14)
Diluted	$0.28	$(0.14)

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	2006	2005
Revenue	$181,375	$153,717

Direct cost of network and sales, exclusive of depreciation and amortization	97,854	82,535
Direct cost of customer support	11,566	10,670
Depreciation and amortization associated with cost of sales	13,341	11,803
Total cost of sales	122,761	105,008

Gross profit (GAAP)	$58,614	$48,709
Gross margin (GAAP)	32.3%	31.7%

Add:
Customer support	$11,566	$10,670
Depreciation and amortization associated with cost of sales	13,341	11,803

Adjusted gross profit (non-GAAP)	$83,521	$71,182
Adjusted gross margin (non-GAAP)	46.0%	46.3%